Exhibit No. 10.1

FIRST AMENDMENT
TO THE
TEXAS PACIFIC LAND CORPORATION 2021 INCENTIVE PLAN

In accordance with Article 18 of the Texas Pacific Land Corporation 2021 Incentive Plan (the “Plan”), the Plan is hereby amended as of October 31, 2023 (“Effective Date”), as follows:
1.The definition of Cause in Section 2.7 of the Plan is hereby amended to insert the following immediately after “Award Agreement” in the first paragraph thereof:

“or in a severance plan sponsored by the Company that covers the Participant,”

2.The definition of “Change of Control” in Section 2.8 of the Plan is hereby amended to insert the following immediately after “Change of Control means” in the first paragraph thereof:

“unless otherwise specified in an Award Agreement or in a severance plan sponsored by the Company that covers the Participant, or in an applicable employment agreement between the Company and a Participant,”

3.The definition of “Good Reason” in Section 2.16 of the Plan is hereby amended to insert the word “plan” immediately following “an applicable severance compensation” in the first paragraph thereof.

4.The provisions of this First Amendment shall apply to all Awards granted under the Plan on and after the Effective Date, as well as Awards that were previously granted under the Plan and continue to be outstanding as of the Effective Date.

IN WITNESS WHEREOF, the Corporation by its duly authorized officer has caused these presents to be signed this 31st day of October, 2023.

TEXAS PACIFIC LAND CORPORATION

By:	/s/ Micheal Dobbs
Micheal Dobbs, Senior Vice President, Secretary and General Counsel